Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

CLEANCORE SOLUTIONS, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class B Common Stock, $0.0001 par value	(1)	457(o)		$	$0.00	0.0001531	$0.00
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value	(2)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Debt	Debt securities	(3)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Equity	Depositary shares	(4)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Equity	Warrants	(5)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Subscription rights	(6)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Purchase contracts	(7)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Units	(8)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(9)	457(o)		$	$1,000,000,000.00	0.0001531	$153,100.00

Total Offering Amounts:							$1,000,000,000.00		153,100.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$153,100.00

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Offering Note(s)

(1)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(2)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(3)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(4)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(5)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(6)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(7)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(8)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(9)	The securities registered hereunder include such indeterminate number of (a) shares of class B common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase class B common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase class B common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of class B common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

Estimated solely for the purpose of calculating the registration fee.